Exhibit 5.1

1114 Avenue of the Americas 23rd Floor New York, New York 10036.7703 USA

Tel 212.880.6000
Fax 212.682.0200

www.torys.com

April 15, 2021

Brookfield Renewable Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield BRP Holdings (Canada) Inc.

Suite 300, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

Brookfield Renewable Energy L.P.

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

BRP Bermuda Holdings I Limited

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield BRP Europe Holdings (Bermuda) Limited

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield Renewable Investments Limited

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

BEP Subco Inc.

Suite 300, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

RE: Brookfield BRP Holdings (Canada) Inc. - 4.625% Perpetual Subordinated Notes Guaranteed by Brookfield Renewable Partners L.P. and the other guarantors referred to below

Registration Statement on Form F-3 (File Nos. 333-255119, 333-255119-01, 333-255119-02, 333-255119-03, 333-255119-04, 333-255119-05 and 333-255119-06)

Ladies and Gentlemen:

We have acted as special New York and Ontario counsel for Brookfield Renewable Partners L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda (“BEP”), Brookfield BRP Holdings (Canada) Inc., a corporation organized under the laws of Ontario, Canada (the “NA Holdco”), Brookfield Renewable Energy L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda (“BRELP”), BRP Bermuda Holdings I Limited, a Bermuda exempted company (“LATAM Holdco”), Brookfield BRP Europe Holdings (Bermuda) Limited, a Bermuda exempted company (“Euro HoldCo”), Brookfield Renewable Investments Limited, a Bermuda exempted company (“InvestCo”) and BEP Subco Inc., a corporation organized under the laws of Ontario, Canada (“Canada Subco, and together with BEP, BRELP, LATAM Holdco, Euro Holdco and InvestCo, the “Guarantors”) in connection with the offering by NA Holdco of US$350,000,000 aggregate principal amount of its 4.625% Perpetual Subordinated Notes (the “Notes”), guaranteed, on a subordinated basis, by the Guarantors (the “Guarantees” and together with the Notes, the “Securities”), pursuant to a prospectus supplement, dated as of April 8, 2021 (the

“Prospectus Supplement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) to the Registration Statement on F-3 (File Nos. 333-255119, 333-255119-01, 333-255119-02, 333-255119-03, 333-255119-04, 333-255119-05 and 333-255119-06) (as amended, the “Registration Statement”). The Securities are to be sold pursuant to the underwriting agreement, dated as of April 8, 2021 (the “Underwriting Agreement”) among NA Holdco, the Guarantors and the underwriters named therein (the “Underwriters”), and issued pursuant to the provisions of the indenture, dated as of April 15, 2021 (the “Base Indenture”) among NA Holdco as the issuer, the Guarantors, as guarantors, and Computershare Trust Company, N.A., as trustee (the “Trustee”), and the First Supplemental Indenture thereto, dated as of April 15, 2021 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among NA Holdco, the Guarantors and the Trustee.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and directors, as the case may be, and officers of the general partner of BEP, the general partner of the general partner of BRELP, NA Holdco, LATAM Holdco, Euro Holdco, InvestCo and Canada Subco that we reviewed were and are accurate, (vi) all representations made by BEP, BRELP, LATAM Holdco, Euro Holdco, InvestCo and Canada Subco as to matters of fact in the documents that we reviewed were and are accurate, and (vii) the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustee. We have also assumed that each of BEP, BRELP, LATAM Holdco, Euro Holdco and InvestCo is validly existing, has the requisite power to enter into the Indenture and the Supplemental Indenture and has duly authorized entering into the Indenture and the Supplemental Indenture under the laws of Bermuda.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Securities will constitute valid and binding obligations of NA Holdco, and the Guarantees thereof will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the delivery of any Securities, (i) the effectiveness of the Registration Statement has not been terminated or rescinded; (ii) all corporate or other action required to be taken to duly authorize each proposed issuance of the Securities and any related documentation shall have been duly completed by the Guarantors (other than Canada SubCo), and shall remain in full force and effect; (iii) the Base Indenture, the Supplemental Indenture and the Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of NA Holdco and the Guarantors); and (iv) there shall not have occurred any change in law affecting the validity or enforceability of the Securities. We have also assumed that the execution, delivery and performance by NA Holdco and the Guarantors of any Securities (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon NA Holdco and the Guarantors.

We are qualified to practice law in the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Ontario and (b) the laws of the State of New York. Notwithstanding the foregoing and our opinion above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indenture, the Supplemental Indenture or the issuance and sale of the Securities.

We hereby consent to the reference to our name under the caption “Certain Canadian Income Tax Considerations” in the Prospectus Supplement, which is part of the Registration Statement.

We also hereby consent to the filing of this opinion letter as an exhibit to a report on Form 6-K to be filed by BEP on the date hereof and its incorporation by reference into the Registration Statement as Exhibit 5.1 to Form F-3 thereof and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP

Torys LLP